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                                                                                                   Exhibit 21.0

                                                    GARDNER DENVER, INC.
                                                  SCHEDULE OF SUBSIDIARIES

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                                                                                NAME SUBSIDIARY
SUBSIDIARY NAME                                  INCORPORATION                  USES FOR DOING BUSINESS
---------------                                  -------------                  -----------------------
Air-Relief, Inc.                                 Kentucky                       Air Relief, Inc.
Allen-Stuart Equipment Company, Inc.             Texas                          Gardner Denver Engineered Packaging Center
Belliss & Morcom (USA) Inc.                      Delaware                       Bellis & Morcom (USA) Inc.
Bellis & Morcom Limited                          United Kingdom                 Bellis & Morcom Limited
Drum International Ltd.                          United Kingdom                 Drum International Ltd.
Emco Wheaton Corp.                               Canada                         Emco Wheaton Corp.
Emco Wheaton GmbH                                Germany                        Emco Wheaton GmbH
Emco Wheaton UK Ltd.                             United Kingdom                 Emco Wheaton UK Ltd.
Gardner Denver Deutschland GmbH                  Germany                        Gardner Denver Deutschland GmbH
Gardner Denver Holdings Inc.                     Delaware                       Gardner Denver Holdings Inc.
Gardner Denver Hoffman, Ltd.                     United Kingdom                 Gardner Denver Hoffman, Ltd.
Gardner Denver International, Inc.               Delaware                       Gardner Denver International, Inc.
Gardner Denver Ireland Limited                   Ireland                        Gardner Denver Ireland Limited
Gardner Denver Kompressoren GmbH                 Germany                        Gardner Denver Kompressoren GmbH
Gardner Denver Ltd.                              United Kingdom                 Gardner Denver Ltd.
Gardner Denver Nova Scotia, ULC                  Nova Scotia                    Gardner Denver Nova Scotia, ULC
Gardner Denver SA                                France                         Gardner Denver SA
Gardner Denver Oy                                Finland                        Gardner Denver Oy
Gardner Denver Water Jetting Systems, Inc.       Texas                          Gardner Denver Water Jetting Systems, Inc.
Gardner Denver Wittig GmbH                       Germany                        Gardner Denver Wittig GmbH
GD First (UK) plc                                United Kingdom                 GD First (UK) plc
GD Investment Ky                                 Finland                        GD Investment Ky
Hamworthy Belliss & Morcom Brasil Ltda.          Brazil                         Hamworthy Belliss & Morcom Brasil Ltda.
Hamworthy Bellis & Morcom Limited                United Kingdom                 Hamworthy Bellis & Morcom Limited
Hoffman Air Filtration Licensco Inc.             Delaware                       Hoffman Air Filtration Licensco Inc.
Lamson Corporation                               New York                       Lamson Corporation
Perolo SA                                        France                         Perolo SA
Sam System A/S                                   Denmark                        Sam System A/S
Syltone Australia Pty Ltd.                       Australia                      Syltone Australia Pty Ltd.
Syltone Belgium NV                               Belgium                        Syltone Belgium NV
Syltone Deutschland GmbH                         Germany                        Syltone Deutschland GmbH
Syltone do Brasil Ltda                           Brazil                         Syltone do Brasil Ltda
Syltone France SA                                France                         Syltone France SA
Syltone Industria Iberica SA                     Spain                          Syltone Industria Iberica SA
Syltone Industries plc                           United Kingdom                 Syltone Industries plc
Syltone Industries GmbH                          Germany                        Syltone Industries GmbH
Syltone Industries LLC                           Delaware                       Syltone Industries LLC
Syltone Industries SA                            France                         Syltone Industries SA
Syltone Italia s.r.l.                            Italy                          Syltone Italia s.r.l.
Syltone (Malaysia) Sdn Bhd                       Malaysia                       Syltone (Malaysia) Sdn Bhd
Syltone Marine, Inc.                             Texas                          Syltone Marine, Inc.
Syltone Nederland BV                             Netherlands                    Syltone Nederland BV
Syltone plc                                      United Kingdom                 Syltone plc
Syltone Polska Sp.zo.o.                          Poland                         Syltone Polska Sp.zo.o.
Syltone UK Ltd.                                  United Kingdom                 Syltone UK Ltd.
Webster Drives Ltd.                              United Kingdom                 Webster Drives Ltd.
Tamrotor Kompressorit Oy                         Finland                        Tamrotor Kompressorit Oy
TCM Investments, Inc.                            Oklahoma                       TCM Investments, Inc.
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